Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
GVI Security Solutions, Inc.
Carrollton, Texas

We consent to the use in this Registration Statement of GVI Security Solutions, Inc. on Form SB-2 (No. 333-122314) of our report, dated March 28, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in such Prospectus.

/s/ Mercadien, P.C.
Hamilton, New Jersey

April 19, 2005